Exhibit 10.1

AMENDMENT NO. 5

TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This Amendment No. 5 to Second Amended and Restated Credit Agreement dated as of August 12, 2008 (the “Amendment”) is executed by and among Circus and Eldorado Joint Venture, a Nevada general partnership (“Borrower”), Bank of America, N.A., as Administrative Agent and the Lender party to that certain Second Amended and Restated Credit Agreement dated as of March 5, 2002 (as amended, modified or supplemented prior to the date hereof, the “Credit Agreement”) among Borrower, the Lenders referred to therein and Administrative Agent. Capitalized terms used but not defined herein are used with the meanings set forth for those terms in the Credit Agreement.

RECITALS

A. As of the date of this Amendment, there are no Loans or Letters of Credit outstanding under the Credit Agreement.

B. Borrower has not complied with its obligations under Section 7.6(A) of the Credit Agreement as of the fiscal quarters ending March 31, 2008 and June 30, 2008, and it may be unable to comply with the financial covenants set forth in Sections 7.6(A) or 7.6(B) (the “Financial Covenants”) as to later fiscal quarters.

C. The Lender is willing to (i) retroactively waive compliance with the Financial Covenants as of the fiscal quarters ended March 31, 2008 and June 30, 2008 and (ii) prospectively waive compliance with the Financial Covenants for each subsequent fiscal quarter provided that there are no obligations outstanding under the Credit Agreement.

AGREEMENT

NOW, THEREFORE, Borrower and Administrative Agent, with the consent of the undersigned Lender, hereby agree as follows:

1. Conditional Waiver of Financial Covenants. Administrative Agent hereby retroactively waives compliance with the Financial Covenants in respect of the Fiscal Quarters ended March 31, 2008 and June 30, 2008, and prospectively waives compliance with the Financial Covenants for each subsequent Fiscal Quarter provided that this waiver shall not continue in respect of any Fiscal Quarter following the date upon which any Loans or Letters of Credit are made or issued under the Credit Agreement. This waiver shall not apply to any other provision of the Credit Agreement and shall not constitute a waiver or suspension of the financial reporting requirements in the Credit Agreement.

2. Conditions Precedent to Any Draw on Line of Credit. Following the date hereof, the obligations of Lender to make Loans and the obligation of the Issuing Lender to provide Letters of Credit, in addition to satisfaction of the conditions precedent specified in Article 4, are subject to the following conditions:

(a) the Borrower will be in compliance with the Financial Covenants for the then most recent Fiscal Quarter in respect of which it is required to deliver financial statements pursuant to Section 6.1 (as though compliance with such Financial Covenants had not be waived with respect to such Fiscal Quarter pursuant to Section 1 of this Amendment); and

(b) the Borrower shall have delivered a certificate to the Administrative Agent demonstrating that, after giving pro forma effect to the requested Loan or Letters of Credit as of such Fiscal Quarter, Borrower would have been in compliance with the Financial Covenants (as though compliance with such Financial Covenants had not be waived with respect to such Fiscal Quarter pursuant to Section 1 of this Amendment).

3. Confirmation. In all other respects, the Credit Agreement and the other Loan Documents are hereby confirmed.

4. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above by their duly authorized representatives.

CIRCUS AND ELDORADO JOINT VENTURE, a Nevada general partnership

By:	/s/ Stephanie Lepori

Name:	Stephanie Lepori

Title:	Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Justin Lien

Name:	Justin Lien

Title:	Senior Vice President

BANK OF AMERICA, N.A., as sole Lender

By:	/s/ Justin Lien

Name:	Justin Lien

Title:	Senior Vice President